                                                                   EXHIBIT 2.09

                                  $65,000,000

                                CREDIT AGREEMENT

                                     AMONG

                            ST. JOE CAPITAL I, INC.

                             THE BANKS NAMED HEREIN

                                      AND

                             BANKERS TRUST COMPANY,
                                    AS AGENT


                       ----------------------------------

                           Dated as of March 9, 1999
                       ----------------------------------

                               TABLE OF CONTENTS




                                   ARTICLE I

                   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION




1.1      Defined Terms..................................................................................1
1.2      Principles of Construction.....................................................................9

                                   ARTICLE II

                           AMOUNT AND TERMS OF CREDIT

2.1      The Loans......................................................................................9
2.2      Notes.........................................................................................11
2.3      Interest on the Loans.........................................................................11
2.4      Adjustments for Withholding, Increased Costs, Capital Adequacy, Etc...........................15
2.5      Use of Proceeds...............................................................................15
2.6      Special Tax Provisions........................................................................16
2.7      Special Provisions Governing LIBOR Rate Loans.................................................16

                                  ARTICLE III

                                      FEES

3.1      Fees..........................................................................................19

                                   ARTICLE IV

                             PREPAYMENTS; PAYMENTS

4.1      Prepayments; Mandatory Reduction of Commitment................................................19
4.2      Method and Place of Payment...................................................................20
4.3      Net Payments..................................................................................20
4.4      Application of Prepayments....................................................................20
4.5      Apportionment of Payments.....................................................................20
4.6      Voluntary Reduction of Commitments............................................................21


                               TABLE OF CONTENTS
                                  (continued)






                                   ARTICLE V

                              CONDITIONS PRECEDENT

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5.1      Conditions to Effectiveness...................................................................21
5.2      Conditions to all Loans.......................................................................23

                                   ARTICLE VI

                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

6.1      Corporate Status..............................................................................24
6.2      Power and Authority...........................................................................24
6.3      No Violation..................................................................................24
6.4      Governmental Approvals........................................................................25
6.5      Financial Statements; Financial Condition; Undisclosed Liabilities; etc.......................25
6.6      Litigation....................................................................................25
6.7      True and Complete Disclosure..................................................................26
6.8      Use of Proceeds; Margin Regulations...........................................................26
6.9      Tax Returns and Payments......................................................................26
6.10     Subsidiaries..................................................................................26
6.11     Compliance with Statutes, etc.................................................................26
6.12     Investment Company Act........................................................................27
6.13     Public Utility Holding Company Act............................................................27
6.14     No Material Adverse Change....................................................................27
6.15     Solvency......................................................................................27
6.16     Year 2000.....................................................................................27

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS


7.1      Information Covenants.........................................................................28
7.2      Books, Records and Inspections................................................................29
7.3      Franchises....................................................................................29
7.4      Compliance with Statutes, etc.................................................................30
7.5      Payment of Taxes and Claims...................................................................30


                               TABLE OF CONTENTS
                                  (continued)





7.6      Year 2000 Compliance..........................................................................30
7.7      Further Assurances............................................................................30

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

8.1      Liens.........................................................................................31
8.2      Consolidation, Merger, Sale of Assets, etc....................................................31
8.3      Indebtedness, Contingent Obligations and Leases...............................................32
8.4      Transactions with Affiliates..................................................................32
8.5      Net Worth.....................................................................................32
8.6      Modifications of Certificate of Incorporation and Collar Documents............................32
8.7      Advances, Investments and Loans...............................................................32
8.8      Distributions.................................................................................32
8.9      Business......................................................................................32

                                   ARTICLE IX

                               EVENTS OF DEFAULT

9.1      Payments......................................................................................33
9.2      Representations, etc..........................................................................33
9.3      Covenants.....................................................................................33
9.4      Default Under Other Agreements................................................................33
9.5      Bankruptcy, etc...............................................................................34
9.6      ERISA.........................................................................................34
9.7      Failure of Credit Documents...................................................................35
9.8      Change of Control.............................................................................35
9.9      Judgments.....................................................................................35
9.10     Swap Default..................................................................................35

                                   ARTICLE X

                                   THE AGENT

10.1     Appointment...................................................................................36


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                               TABLE OF CONTENTS
                                  (continued)



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10.2     Nature of Duties..............................................................................36
10.3     Lack of Reliance on the Agent.................................................................36
10.4     Certain Rights of the Agent...................................................................37
10.5     Reliance......................................................................................37
10.6     Indemnification...............................................................................37
10.7     The Agent in its Individual Capacity..........................................................37
10.8     Holders.......................................................................................38
10.9     Resignation by the Agent......................................................................38
10.10    Credit Documents..............................................................................38

                                   ARTICLE XI

                                 MISCELLANEOUS

11.1     Payment of Expenses, etc......................................................................39
11.2     Right of Setoff...............................................................................40
11.3     Notices.......................................................................................40
11.4     Benefit of Agreement..........................................................................40
11.5     No Waiver; Remedies Cumulative................................................................41
11.6     Payments Pro Rata.............................................................................42
11.7     Calculations; Computations....................................................................42
11.8     Consent to Jurisdiction and Service of Process; Governing Law; Waiver of Jury Trial...........42
11.9     Counterparts..................................................................................44
11.10    Headings Descriptive..........................................................................44
11.11    Amendment or Waiver...........................................................................44
11.12    Survival......................................................................................44
11.13    Domicile of Loans.............................................................................44



                                CREDIT AGREEMENT


                  This CREDIT AGREEMENT dated as of March 9, 1999 (as amended, supplemented or otherwise modified from time to time, this "Credit Agreement"), is by and among ST. JOE CAPITAL I, INC., a Delaware corporation (the "Borrower"), BANKERS TRUST COMPANY ("BTCo") and any other financial institution which may become a lender hereunder (each a "Bank" and, collectively, the "Banks") and BANKERS TRUST COMPANY, acting in the manner and to the extent described in Article X (in such capacity, the "Agent").

                                R E C I T A L S


                  WHEREAS, the Borrower has requested certain extensions of credit from the Banks and the Banks are willing to make such extensions only on the terms and conditions set forth below;

                               A G R E E M E N T


                  NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the Borrower, the Banks and the Agent agree as follows:

                                   ARTICLE I
                   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

                  1.1      DEFINED TERMS.

                  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Adjusted LIBOR Rate" shall mean, on any particular Interest Rate Determination Date, the rate determined by dividing (i) the per annum rate of interest equal to the offered rates for deposits in Dollars for the applicable Interest Period which appear on Dow Jones Page 3750 or other similar system as of approximately 11:00 A.M. (London time) on such Interest Rate Determination Date, except as provided below, by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency ) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System. If more than one offered rate appears on Dow Jones Page 3750 or similar system, the rate in respect of the applicable Interest Rate Determination Date will be the arithmetic mean of such offered rates. Each determination by the Agent of the Adjusted LIBOR Rate shall be conclusive and binding on the Borrower in the absence of manifest error on the part of the Agent.

                  "Affiliate" shall mean, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of subsection 8.6, an Affiliate of the Borrower shall include any Person (including an individual) that directly or indirectly owns more than 5% of the Borrower and any officer or director of the Borrower or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to subsection 10.9.

                  "Agreement" shall mean this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Bank" shall mean each of BTCo and its successors and assignees pursuant to subsection 11.4.

                  "Bankruptcy Code" shall have the meaning provided in subsection 9.5.

                  "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate and (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "Base Rate Loans" shall mean Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.3(a).

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "BTCo" shall have the meaning provided in the first paragraph of this Agreement.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                  "Certificate of Exemption" shall have the meaning assigned to that term in subsection 2.6.

                  "Closing Date" shall mean the initial date on or before March 9, 1999 on which all of the conditions to the effectiveness of this Agreement set forth in subsection 5.1 are satisfied or waived.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Collar Collateral" shall have the meaning set forth in the Pledge and Security Agreement.

                  "Collar Documents" shall mean, collectively, the Master Agreement and the Confirmations, as any of the same may from time to time be amended, supplemented or otherwise modified to the extent permitted under subsection 8.6.

                  "Collar Event of Default" shall mean an "Event of Default," a "Termination Event" or an "Additional Termination Event" (as such terms are defined in the Collar Documents).

                  "Collar Transactions" shall mean the put and call option(s) evidenced by the Confirmations, forming a part of the Collar Documents.

                  "Collar Value" shall mean on any day the amount (which shall be expressed as a negative number), if any, estimated by the Agent in good faith and in a commercially reasonable manner consistent with customary industry practice, which would be payable by the Borrower to BTCo under the Collar Documents, if the Collar Transactions then in effect were terminated as of such date, as the result of a Collar Event of Default with respect to the Borrower, and a payment was due to BTCo under the Collar Documents, or, if no such amount would be payable by the Borrower, the amount (which shall be expressed as a positive number), if any, estimated by the Agent in good faith and in a commercially reasonable manner consistent with customary industry practice, which would be payable by BTCo to the Borrower under the Collar Documents, if the Collar Transactions then in effect were terminated as of such date, as the result of a Collar Event of Default with respect to the Borrower, and a payment was due to the Borrower under the Collar Documents. The Agent may rely, in the absence of manifest error, on valuations provided by the calculation agent under the Collar Documents in determining Collar Value.

                  "Collateral" shall mean, collectively, all of the property (including capital stock) in which Liens are purported to be granted pursuant to the Pledge and Security Agreement as security for the Obligations.

                  "Commitment" or "Commitments" shall mean the commitment or commitments of a Bank or the Banks to make Loans as set forth in subsection 2.1(a).

                  "Confirmations" shall mean the equity option transactions under the Master Agreement evidenced by the confirmations identified on
Schedule II annexed to the Pledge and Security Agreement.

                  "Contingent Obligation" shall mean, as to any Person, (A) any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business; and (B) any obligations of such Person under any Interest Rate Agreement or any future, swap, currency contract, forward contract or financial derivative. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Credit Documents" shall mean this Agreement, each Note and the Pledge and Security Agreement.

                  "Credit Parties" shall mean the Borrower and each other Person (other than the Agent or any Bank) party to any Credit Document.

                  "Credit Parties" shall mean the Borrower and each other Person (other than the Agent or any Bank) party to any Credit Document.

                  "Dollars" and "$" shall mean the lawful money of the United States of America.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) which together with the Borrower would be a member of the same "controlled group" within the meaning of Section 414(b), (m), (c) and
(o) of the Code.

                  "Event of Default" shall have the meaning provided in Article IX.

                  "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with the members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

                  "Fees" shall mean all amounts payable pursuant to or referred to in subsection 3.1.

                  "Foreign Bank" shall have the meaning assigned to that term in subsection 2.6.

                  "Funding Date" shall mean the date of the funding of a Loan.

                  "Government Acts" shall have the meaning assigned to such term in subsection 2.7(h).

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the undrawn amount of or unreimbursed amount under all letters of credit issued for the account of such Person and all drafts drawn thereunder, (iii) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person,
(iv) the aggregate amount required to be capitalized under generally accepted accounting principles under leases under which such Person is the lessee and
(v) all Contingent Obligations of such Person.

                  "Interest Payment Date" means (i) with respect to any Base Rate Loan, the last day of each calendar month, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include the date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

                  "Interest Period" has the meaning assigned to that term in subsection 2.3(b).

                  "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement or other similar agreement or arrangement designed to protect the Borrower against fluctuations in interest rates hereunder.

                  "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                  "Lending Office" shall mean, with respect to each Bank, the office of such Bank specified opposite its signature below as its lending office or such other office, Subsidiary or Affiliate of such Bank as such Bank may from time to time specify as such to the Borrower and the Agent.

                  "Letter of Non-Exemption" shall have the meaning assigned to that term in subsection 2.6.

                  "LIBOR Rate Loans" shall mean Loans bearing interest at rates determined by reference to the Adjusted LIBOR Rate as provided in subsection 2.3(a).

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, any agreement to give any security interest and any lease having substantially the same effect as any of the foregoing).

                  "Loans" shall mean the Loans made by the Banks on or after the Closing Date pursuant to subsection 2.1(a).

                  "Loan to Collateral Value Ratio" shall mean, as of any date of determination, the ratio of (x) the sum of (1) 50% of the Market Value of the Collateral consisting of Margin Stock plus (2) the fair market value of all other Collateral to (y) the principal amount of all outstanding Loans on such date; provided that for purposes of this definition, the Market Value and fair market value of any equity securities or debt obligations of Parent held by the Borrower shall be zero.

                  "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

                  "Market Value" shall mean the value calculated on the basis of the closing price per share or other unit of the Collateral being valued as reported in The Wall Street Journal or the last sale price as reported on the securities exchange or other market where the unit of Collateral being valued is primarily traded.

                  "Master Agreement" shall mean the ISDA Master Agreement, dated as of June 15, 1998, and any Schedules and Annexes thereto, between BTCo and the Borrower (BT Master Agreement No. 1N866).

                  "Net Worth" shall mean the excess of assets over liabilities based upon the fair market value of such assets and liabilities, it being assumed that the value of the Collar Transactions shall be the Collar Value.

                  "Notes" shall mean the promissory notes of the Borrower issued in favor of the Banks pursuant to subsection 2.2 to evidence the Loans, substantially in the form of Exhibit B annexed hereto.

                  "Notice of Borrowing" shall mean a notice substantially in the form of Exhibit A annexed hereto with respect to a proposed borrowing.

                  "Notice of Conversion/Continuation" shall mean a notice substantially in the form of Exhibit B annexed hereto with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                  "Notice Office" shall mean the office of the Agent located at One Bankers Trust Plaza, 14th Floor, New York, New York 10006, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

                  "Obligations" shall mean all amounts owing to the Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                  "Parent" shall mean The St. Joe Company, a Florida corporation.

                  "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006, Attention:
Commercial Loan Division Ref: St. Joe Capital I, Inc., or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any multiemployer plan or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to, or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to, by the Borrower or by an ERISA Affiliate.

                  "Pledge and Security Agreement" shall mean that certain Pledge and Security Agreement dated the Closing Date between the Agent and the Borrower, in substantially the form of Exhibit D annexed hereto, as such agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, and the Prime Lending Rate shall change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Pro Rata Share" shall mean, with respect to each Bank, the percentage designated as such Bank's Pro Rata Share set forth opposite the name of such Bank on Schedule I; provided that Schedule I shall be amended and the Banks' Pro Rata Shares shall be adjusted from time to time to give effect to the addition of any new Banks and any reallocations among existing Banks necessary to reflect assignments pursuant to subsection 11.4. The sum of the Pro Rata Shares of all Banks at any date of determination shall equal 100%.

                  "Required Banks" shall mean, at any time, the Banks holding 51% or more of the aggregate Commitments (or, if the Commitments have been terminated, the aggregate unpaid principal amount of the Loans).

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "Termination Date" shall mean the earlier of (a) January 14, 2000 and (b) the date upon which the Commitments are terminated pursuant to subsection 4.1, 4.6 or 9.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "Unfunded Current Liability" shall mean, as to any Plan, the amount, if any, by which the present value of the accrued benefits under such Plan as of the close of its most recent plan year determined in accordance with
Section 412 of the Code exceeds the fair market value of the assets allocable thereto.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                  1.2      PRINCIPLES OF CONSTRUCTION.

                  (A) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (B) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in conformity with those used in the preparation of the financial statements referred to in subsection 6.5.

                                   ARTICLE II
                           AMOUNT AND TERMS OF CREDIT

                  2.1      THE LOANS.

                  (A) LOANS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth herein, each Bank hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Loans permitted to be outstanding from time to time, to make Loans to the Borrower in an amount not exceeding its Pro Rata Share of the aggregate Commitments (as defined below) for the purposes identified in subsection 2.5. Each Bank's commitment to make Loans to the Borrower pursuant to this subsection 2.1(a) is hereby called its "Commitment" and such commitments of all Banks in the aggregate are herein called the "Commitments". The initial amount of each Bank's Commitment is set forth in Schedule I annexed hereto and the aggregate initial amount of all Commitments is $65,000,000. The amount of the Commitments shall be reduced by the amount of all reductions thereof required or otherwise made pursuant to subsections 4.1 and 4.6 through the date of determination. In no event shall the aggregate principal amount of the Loans from any Bank outstanding at any time exceed the amount of its Commitment then in effect. Each Bank's Commitment shall expire on the Termination Date and all Loans and all other amounts owed hereunder with respect to the Loans, the Commitments, or otherwise shall be paid in full no later than that date.

                  All Loans under this Agreement shall be made by the Banks simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Bank shall be responsible for any default by any other Bank in that other Bank's obligation to make Loans hereunder nor shall the Commitment of any Bank be increased or decreased as a result of the default by any other Bank in that other Bank's obligation to make Loans hereunder. Amounts borrowed by the Borrower under this subsection 2.1(a) may be repaid and, through but excluding the Termination Date, reborrowed.

                  (B) NOTICE OF BORROWING. Subject to subsection 2.1(a), whenever the Borrower desires to borrow Loans under this subsection 2.1, it shall deliver to the Agent a Notice of Borrowing no later than 10:00 A.M. (New York time) at least three Business Days in advance of the proposed Funding Date in the case of a LIBOR Rate Loan or at least one Business Day in advance of the proposed Funding Date in the case of a Base Rate Loan. The Notice of Borrowing shall specify (a) the proposed Funding Date (which shall be a Business Day),
(b) the amount of the proposed borrowing, (c) whether such Loans shall be Base Rate Loans or LIBOR Rate Loans, (d) in the case of any Loans requested to be made as LIBOR Rate Loans, the initial Interest Period therefor, (e) the proposed use of proceeds and (f) that the aggregate principal amount of outstanding Loans (after giving effect to the Loans then requested) will not exceed the Commitments then in effect. Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. In lieu of delivering the above-described Notice of Borrowing, the Borrower may give the Agent telephonic notice by the required time of any proposed borrowing of Loans under this subsection 2.1; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to the Agent on or prior to the Funding Date of the requested Loans.

                  Neither the Agent nor any Bank shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrower or for otherwise acting in good faith under this subsection 2.1, and upon funding of Loans by the Banks in accordance with this Agreement pursuant to any such telephonic notice, the Borrower shall have effected Loans hereunder.

                  Except as otherwise provided in subsections 2.7(b), 2.7(c) and 2.7(f), a Notice of Borrowing for a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a borrowing in accordance therewith.

                  (C) DISBURSEMENT OF FUNDS. Promptly after receipt of a Notice of Borrowing related to a Loan pursuant to subsection 2.1(b) (or telephonic notice thereof), the Agent shall notify each Bank of the proposed borrowing. Each Bank shall make the amount of its Loan available to the Agent, in same day funds, at its Payment Office not later than 1:00 P.M. (New York time) on the Funding Date. Upon satisfaction or waiver of the conditions precedent specified in Article V, as applicable, the Agent shall make the proceeds of such Loans available to the Borrower on such Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by the Agent to be credited to the account of the Borrower at such office of the Agent.

                  Unless the Agent shall have been notified by any Bank in writing prior to any Funding Date in respect of any Loans that such Bank does not intend to make available to the Agent such Bank's Loan on such Funding Date (which such notice, if so received by the Agent, shall promptly be communicated to the Borrower), the Agent may assume that such Bank has made such amount available to the Agent on such Funding Date and the Agent in its sole discretion may, but shall not be obligated to, make available to the Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. Nothing in this subsection 2.1(c) shall be deemed to relieve any Bank from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                  2.2      NOTES.

                  The Borrower shall execute and deliver to each Bank (or to the Agent for that Bank) on the Closing Date a Note substantially in the form of Exhibit C annexed hereto to evidence that Bank's Loans, in the principal amount of that Bank's Commitment and with other appropriate insertions. Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of the Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

                  2.3      INTEREST ON THE LOANS.

                  (A) RATE OF INTEREST. Subject to the provisions of subsections 2.4 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made until paid in full (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted LIBOR Rate, as the case may be. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by the Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1(b), and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.3(c). If on any day a Loan is outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                  Subject to the provisions of subsections 2.3(c) and 2.4, the Loans shall bear interest until paid in full as follows:

                           (i) if a Base Rate Loan, then at the Base Rate per annum; or

                           (ii) if a LIBOR Rate Loan, then at the sum of the Adjusted LIBOR Rate plus .50% per annum.

                  (B) INTEREST PERIODS. In connection with each LIBOR Rate Loan, the Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at the Borrower's option, either a one, two, three or six month period; provided that:

                           (i) the initial Interest Period for any LIBOR Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Rate Loan;

                           (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                           (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                           (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.3(b), end on the last Business Day of a calendar month;

                           (v) no Interest Period with respect to any portion of the Loans shall extend beyond the Termination Date;

                           (vi) there shall be no more than four Interest Periods outstanding at any time; and

                           (vii) in the event the Borrower fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, the Borrower shall be deemed to have selected an Interest Period of one month.

                  (C) CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.7, the Borrower shall have the option (i) to convert at any time all or any part of the outstanding Loans equal to $500,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount as a LIBOR Rate Loan; provided, however, that a LIBOR Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

                  The Borrower shall deliver a Notice of
Conversion/Continuation to the Agent no later than 10:00 A.M. (New York time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, that no Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, the Borrower may give the Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.3(c); provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to the Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.3(c), the Agent shall promptly transmit such notice by telefacsimile or telephone to each Bank.

                  Neither the Agent nor any Bank shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of the Borrower or for otherwise acting in good faith under this subsection 2.3(c), and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice the Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

                  Except as otherwise provided in subsections 2.7(b), 2.7(c) and 2.7(f), a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith.

                  (D) INTEREST PAYMENTS. Subject to subsection 2.3(e), interest shall be payable on the Loans in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity.

                  (E) DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.3(e) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or an amendment to this Agreement otherwise prejudice or limit any rights or remedies of the Agent or any Bank.

                  (F) COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                  2.4 ADJUSTMENTS FOR WITHHOLDING, INCREASED COSTS, CAPITAL ADEQUACY, ETC. In the event that any Bank, in its sole discretion, determines that the enactment, adoption or issuance of any applicable law, rule, regulation, order or decree or any change in any existing law or any existing interpretation or application thereof, or compliance by such Bank with any request or directive (whether or not having the force of law) from any governmental, fiscal, monetary or other authority:

                           (i) subjects such Bank to any tax, duty, charge or withholding on or from payments due from the Borrower not in effect or whose equivalent is not in effect on the date of this Agreement (excluding taxation on the overall net income of such Bank); or

                           (ii) imposes, modifies or holds applicable or changes any reserve requirement (including, without limitation, basic, supplemental, marginal, special or emergency reserves but not including reserve requirements already taken into account in calculating the interest rate hereunder), special deposit, compulsory deposit or similar requirement with respect to assets of, deposits with or for the account of advances or loans by, other credit extended by, or any other acquisition of funds by, such Bank (including, without limitation, all eurocurrency funding and all "Eurocurrency liabilities" as defined in Regulation D); or

                           (iii) affects the amount of capital required or expected to be maintained by such Bank in respect of the Loans made by such Bank to the Borrower hereunder; or

                           (iv)     does or shall impose on such Bank any other
condition or change therein;

and the result of any of the foregoing is to increase the cost to such Bank of making available to the Borrower, converting from or to, or maintaining, any Loans hereunder, then, and in any such event, such Bank shall notify the Borrower in writing of such occurrence setting forth in reasonable detail the basis for and amounts of such increased costs, and, if such Bank demands such a payment, the Borrower shall pay to such Bank, within five (5) Business Days after demand (but in no event prior to the date such Bank becomes liable for, suffers or incurs such increased cost), such amounts as will compensate such Bank for such increased costs. The certificate of such Bank as to any amounts payable pursuant to this subsection 2.4 shall, absent manifest error, be final, conclusive and binding on the Borrower. The obligations of the Borrower under this subsection 2.4 shall survive for six (6) months after the making and repayment of the Loans and the termination of the Commitments.

                  2.5      USE OF PROCEEDS.

                           (A) LOANS. The proceeds of the Loans shall be applied to make intercompany loans to Parent to be used by Parent to purchase publicly traded equity securities of Parent and for working capital and general corporate purposes.

                           (B) MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by the Borrower to purchase or carry any Margin Stock in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board or to violate the Securities Exchange Act of 1934, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

                  2.6 SPECIAL TAX PROVISIONS. Each Bank organized under the laws of a jurisdiction outside of the United States (referred to in this subsection 2.6 as a "Foreign Bank") as to which payments to be made hereunder or under the Notes are exempt from United States withholding tax or are subject to such tax at a reduced rate under an applicable statute or tax treaty shall provide to the Borrower and the Agent (x) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Bank's entitlement to such exemption or reduced rate with respect to payments to be made to such Foreign Bank hereunder and under the Notes (referred to in this subsection 2.6 as a "Certificate of Exemption") or (y) a letter from such Foreign Bank stating that it is not entitled to any such exemption or reduced rate (referred to in this subsection 2.6 as a "Letter of Non-Exemption"). Each Foreign Bank shall provide such a Certificate of Exemption or a Letter of Non-Exemption on or before the Closing Date; provided, however, that each Foreign Bank that becomes a Bank pursuant to the proviso in the definition of "Bank" shall provide a Certificate of Exemption or a Letter of Non-Exemption on the date such Foreign Bank becomes a Bank. Until the Borrower and the Agent have received from such Foreign Bank a Certificate of Exemption, the accuracy of which shall be reasonably satisfactory to the Borrower, the Borrower shall be entitled to withhold taxes from such payments to such Foreign Bank at the statutory rate applicable to amounts to be paid hereunder to such Foreign Bank.

                  2.7 SPECIAL PROVISIONS GOVERNING LIBOR RATE LOANS. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

                  (A) DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, the Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Bank.

                  (B) INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that the Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBOR Rate, the Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and each Bank of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as the Agent notifies the Borrower and Banks that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower.

                  (C) ILLEGALITY OR IMPRACTICABILITY OF LIBOR RATE LOANS. In the event that on any date any Bank shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and the Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Bank in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Bank material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Bank in that market, then, and in any such event, such Bank shall be an "AFFECTED BANK" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and the Agent of such determination (which notice the Agent shall promptly transmit to each other Bank). Thereafter (a) the obligation of the Affected Bank to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Bank, (b) to the extent such determination by the Affected Bank relates to a LIBOR Rate Loan then being requested by the Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Bank shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Bank's obligation to maintain its outstanding LIBOR Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Bank as described above relates to a LIBOR Rate Loan then being requested by the Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Borrower shall have the option, subject to the provisions of subsection 2.7(d), to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Banks by giving notice (by telefacsimile or by telephone confirmed in writing) to the Agent of such rescission on the date on which the Affected Bank gives notice of its determination as described above (which notice of rescission the Agent shall promptly transmit to each other Bank). Except as provided in the immediately preceding sentence, nothing in this subsection 2.7(c) shall affect the obligation of any Bank other than an Affected Bank to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms of this Agreement.

                  (D) COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. The Borrower shall compensate each Bank, upon written request by that Bank (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Bank to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by that Bank in connection with the liquidation or re-employment of such funds) which that Bank may sustain: (i) if for any reason (other than a default by that Bank) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment or any conversion of any of its LIBOR Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other default by the Borrower in the repayment of its LIBOR Rate Loans when required by the terms of this Agreement.

                  (E) ASSUMPTIONS CONCERNING FUNDING OF LIBOR RATE LOANS. Calculation of all amounts payable to a Bank under this subsection 2.7 and under subsection 2.4 shall be made as though that Bank had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.7 and under subsection 2.4.

                  (F) LIBOR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Default or an Event of Default, (i) the Borrower may not elect to have a Loan be made or maintained as, or converted to, a LIBOR Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.7(d) any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by the Borrower.

                                  ARTICLE III
                                      FEES

                  3.1      FEES.

                  (A) UNDERWRITING FEES. On the Closing Date, the Borrower agrees to pay to BTCo such underwriting fees as have been mutually agreed upon.

                  (B) COMMITMENT FEES. The Borrower agrees to pay to the Agent, for distribution to each Bank in proportion to its Pro Rata Share, commitment fees for the period from and including the Closing Date to but excluding the Termination Date equal to the average of the daily unused portion of the Commitments multiplied by 1/8 of 1% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable monthly in arrears on and to the last day of each calendar month, commencing on the first such date occurring after the Closing Date, and upon the termination of the Commitments. Anything contained in this Agreement to the contrary notwithstanding, for the purposes of calculating the commitment fees payable by the Borrower pursuant to this subsection 3.1(b), the "unused portion of the Commitments", as of any date of determination, shall be an amount equal to the aggregate amount of Commitments as of such date minus the aggregate principal amount of all outstanding Loans on such date, and the unused portion of the Commitments shall not be reduced for the purposes of calculating commitment fees by reason of the Borrower's inability to satisfy the conditions precedent set forth in Article V and consequent inability to borrow Loans hereunder.

                                   ARTICLE IV
                             PREPAYMENTS; PAYMENTS

                  4.1      PREPAYMENTS; MANDATORY REDUCTION OF COMMITMENT.

                  (A) OPTIONAL PREPAYMENTS. The Borrower shall have the right to prepay the Loans in the minimum amount of $500,000 and integral multiples of $100,000 in excess thereof (or such lesser amount as constitutes the remaining principal amount of the Loans outstanding), without premium or penalty, in whole or in part from time to time, upon at least one Business Days' prior written notice of its intent to prepay the Loans, which notice shall be delivered to the Agent at its Notice Office and shall specify the amount of such prepayment. The Agent shall promptly transmit a copy of each such notice to each of the Banks.

                  (B) MANDATORY PREPAYMENTS AND REDUCTIONS OF COMMITMENTS. The Borrowers shall make prepayments on the Loans necessary so that on any date, the Loan to Collateral Value Ratio shall be no less than 1.00:1.00. In the event of any termination, expiration or amendment of any components of the Collar Transactions, (x) the Commitments shall be automatically reduced (such reduction to reduce the Commitment of each Bank proportionately to its Pro Rata Share) to the extent necessary so that the ratio of the Commitments to the notional value of the put options then effective and included in the Collar Transactions (calculated as the option price multiplied by the number of shares covered by the option) shall not exceed 0.90:1.00, and
(y) the Borrower shall make prepayments on the Loans to the extent necessary so that after giving effect to such reduction, the outstanding principal amount of the Loans shall not exceed the Commitments.

                  4.2      METHOD AND PLACE OF PAYMENT.

                  Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 2:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under any Note or of the commitment or other fees hereunder, as the case may be.

                  4.3      NET PAYMENTS.

                  All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense.

                  4.4      APPLICATION OF PREPAYMENTS.

                  All prepayments shall include payment of accrued interest on the principal amount so prepaid other than with respect to any voluntary prepayment of the Loans and shall be applied to the payment of interest before application to principal. Any prepayment of Loans shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to subsection 2.7(d).

                  4.5      APPORTIONMENT OF PAYMENTS

                  Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, and such payments shall be apportioned ratably to the Banks, proportionately to the Banks' respective Pro Rata Shares. The Agent shall promptly distribute to each Bank at its primary address set forth below its name on the appropriate signature page hereof or such other address as any Bank may request its share of all such payments received by the Agent and the commitment fees of such Bank when received by the Agent pursuant to subsection 3.1(b).

                  4.6      VOLUNTARY REDUCTION OF COMMITMENTS.

                  The Borrower shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount by which the Commitments exceed the principal amount of outstanding Loans. The Borrower shall give not less than one Business Day's prior written notice to the Agent designating the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction. Promptly after receipt of a notice of such termination or partial reduction, the Agent shall notify each Bank of the proposed termination or reduction. Such termination or partial reduction of the Commitments shall be effective on the date specified in the Borrower's notice and shall reduce the Commitment of each Bank proportionately to its Pro Rata Share. Any such partial reduction of the Commitments shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount unless the remaining amount of the Commitments is less than $100,000 in which case such reduction shall be in the amount of the then remaining Commitments.

                                   ARTICLE V
                              CONDITIONS PRECEDENT

                  The effectiveness of this Agreement and the obligations of the Banks to maintain and make Loans hereunder are subject to the satisfaction of the following conditions.

                  5.1      CONDITIONS TO EFFECTIVENESS.

                  This Agreement shall become effective only upon satisfaction of all of the following conditions:

                  (A) EXECUTION OF AGREEMENT, NOTES AND OTHER CREDIT DOCUMENTS. The Agent shall have received duly copies of each of the following, duly executed by each party thereto:

                           (1)      this Agreement;
                           (2)      Notes made to the order of each of the
                                    Banks; and
                           (3)      the Pledge and Security Agreement.

                  The Borrower shall also have delivered to the Agent all instruments (together with undated stock powers, duly endorsed in blank), if any, representing securities pledged pursuant to the Pledge and Security Agreement, and shall have executed and delivered UCC-1 financing statements and taken all such further action as the Agent may request in order to create a valid and perfected first priority Lien in favor of the Agent for the benefit of the Banks on the Collateral.

                  (b) NO DEFAULT; REPRESENTATION AND WARRANTIES. All representations and warranties of each Credit Party set forth in each of Credit Documents to which such Credit Party is a party shall be true, correct and complete in all material respects on and as of the Closing Date after giving effect to the transactions contemplated to occur on such date, and the Borrower shall have delivered to the Agent an officer's certificate, dated as of the Closing Date, signed by the President or Vice President of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, in form and substance satisfactory to the Agent, to the effect that on and as of the Closing Date and after giving effect to the transactions contemplated to occur on such date, (i) no Default or Event of Default shall have occurred and be continuing and (ii) all representations and warranties of the Credit Parties contained herein and in the other Credit Documents are true, correct and complete in all material respects.

                  (C)      CORPORATE DOCUMENTS; PROCEEDINGS.

                           (1)      On the Closing  Date,  the Agent shall have
received a certificate, dated the Closing Date, signed by an authorized officer of the Borrower, in form and substance satisfactory to the Agent, certifying
(i) resolutions of the Board of Directors of the Borrower authorizing and approving the execution and delivery by the Borrower of this Agreement and the Note and the other Credit Documents to which it is a party and the transactions contemplated hereby and thereby, (ii) the certificate or articles of incorporation of the Borrower, and (iii) the bylaws of the Borrower.

                           (2)      On the Closing Date, the Agent shall have
received, with respect to the Borrower, a good standing certificate from its jurisdiction of incorporation, dated a recent date prior to the Closing Date.

                           (3)      All corporate  and legal  proceedings  and
all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Banks, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which any Bank reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  (D) PAYMENT OF FEES. The Borrower shall have paid the Fees required by subsection 3.1 to be paid on the Closing Date and the reasonable fees and expenses of O'Melveny & Myers LLP, counsel to the Agent, as of the Closing Date.

                  (E) PRO FORMA BALANCE SHEET. On or before the Closing Date, Banks shall have received from the Borrower a pro forma balance sheet as at the Closing Date, prepared in accordance with generally accepted accounting principles and reflecting the consummation of the transactions contemplated by the Credit Documents, which pro forma financial statements shall be in form and substance satisfactory to the Banks.

                  (F) OPINIONS OF COUNSEL. On the Closing Date, the Agent shall have received from internal counsel to the Borrower and Latham & Watkins, special New York counsel to the Borrower, opinions in form and substance satisfactory to the Agent, addressed to each of the Banks and dated the date of delivery, covering such matters incident to the transactions contemplated herein as the Agent may reasonably request. The Borrower hereby acknowledges that it has requested such counsel to deliver such opinions to the Agent and the Banks.

                  (G) AMENDMENTS TO COLLAR DOCUMENTS. On or prior to the Closing Date, the Agent shall have received copies of fully executed amendments to the Collar Documents, in form and substance reasonably satisfactory to the Agent, providing for (i) BTCo's right to tender any unpaid portion of the Obligations as payment for the purchase price under any of the Collar Transactions and (ii) acknowledgment by the parties to the Collar Documents of the modification to the credit support annex thereunder which is effected by the Pledge and Security Agreement.

                  All the Notes, certificates, legal opinions and other documents and papers referred to in this Article V, unless otherwise specified, shall be delivered to the Agent at the Agent's Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Banks.

                  5.2      CONDITIONS TO ALL LOANS.

                  The obligations of the Banks to make Loans on each Funding Date are subject to the following further conditions precedent:

                  (A) The Agent shall have received, in accordance with the provisions of subsection 2.1(b), an originally executed Notice of Borrowing signed by a duly authorized officer of the Borrower.

                  (B)      As of the Funding Date:

                           (1)      The representations and warranties
contained herein shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date;

                           (2)      No event shall have occurred and be
continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute a Default or an Event of Default;

                           (3)      The Borrower shall have performed in all
material respects all agreements and satisfied all conditions which this Agreement provides shall be performed by it on or before that Funding Date;

                           (4)      No  order,  judgment  or  decree  of  any
court, arbitrator or governmental authority shall purport to enjoin or restrain any Bank from making the Loans; and

                           (5)      The making of the Loans requested on such
Funding Date shall not (x) violate any law, including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or (y) cause the Loan to Collateral Value Ratio to be less than 1.00:1.00.

                                   ARTICLE VI
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

                  In order to induce the Banks to enter into this Agreement and to maintain and make the Loans, the Borrower makes the following representations, warranties and agreements, which shall survive the execution and delivery of this Agreement and the Notes and the making of Loans.

                  6.1      CORPORATE STATUS.

                  Each Credit Party (i) is a corporation duly incorporated and existing in good standing under the laws of its jurisdiction of incorporation,
(ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of such Credit Party.

                  6.2      POWER AND AUTHORITY.

                  Each Credit Party has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party and has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                  6.3      NO VIOLATION.

                  Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions of any such Credit Documents, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens permitted under subsection 8.1) upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which such Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the articles or certificate of incorporation or by-laws of any Credit Party.

                  6.4      GOVERNMENTAL APPROVALS.

                  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Closing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

                  6.5 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; ETC.

                  (A) The audited consolidated balance sheet of Parent and its Subsidiaries as at December 31, 1997 heretofore furnished to the Banks is true and correct and presents fairly the financial condition (including without limitation total assets, total liabilities, (including contingent liabilities), shareholders' equity (defined as shareholder capital and not shareholder loans) and Net Worth of the Borrower) of the Parent and its Subsidiaries on a consolidated basis at the date of such balance sheet. Such balance sheet has been prepared in accordance with generally accepted accounting principles and practices consistently applied.

                  (B) Except as fully reflected in the financial statements described in subsection 6.5(a), there were as of the Closing Date no liabilities or obligations with respect to the Borrower of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower. As of the Closing Date the Borrower does not know of any basis for the assertion against the Borrower of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements described in subsection 6.5(a) which, either individually or in the aggregate, would be material to the Borrower.

                  6.6      LITIGATION.

                  There is no action, suit or arbitration or other proceeding pending or, to the best knowledge of the Borrower, threatened with respect to
(i) any Credit Document, (ii) any tax return, or (iii) any other matter that, if adversely determined, is reasonably likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of any Credit Party.

                  6.7      TRUE AND COMPLETE DISCLOSURE.

                  All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any Credit Party in writing to any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

                  6.8      USE OF PROCEEDS; MARGIN REGULATIONS.

                  All proceeds of the Loans have been and will be used by the Borrower for the purposes set forth in subsection 2.5. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

                  6.9      TAX RETURNS AND PAYMENTS.

                  Each of the Credit Parties has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent, those being contested in good faith.

                  6.10     SUBSIDIARIES.

                  The Borrower has no Subsidiaries. The Borrower is a Wholly-Owned Subsidiary of Parent.

                  6.11     COMPLIANCE WITH STATUTES, ETC.

                  The Borrower is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower.

                  6.12     INVESTMENT COMPANY ACT.

                  Neither the Borrower nor Parent is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  6.13     PUBLIC UTILITY HOLDING COMPANY ACT.

                  Neither the Borrower nor Parent is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  6.14     NO MATERIAL ADVERSE CHANGE.

                  Since December 31, 1997, there has been no material adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower.

                  6.15     SOLVENCY.

                  The Borrower is not, and upon the incurrence of any Obligations hereunder on any date will not be, insolvent, and the pledge of the Collateral pursuant to the Pledge and Security Agreement shall not result in the insolvency of the Borrower.

                  6.16     YEAR 2000.

                  All Information Systems and Equipment are either Year 2000 Compliant or any reprogramming, remediation, or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed prior to any material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower which could reasonably be expected to result from failure to take such action. Further, to the extent that such reprogramming/remediation and testing action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to Parent and its Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) will not result in an Event of Default or a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower. As used in this subsection, "Year 2000 Compliant" means that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing) before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair the accuracy or functionality of

Information Systems and Equipment; and "Information Systems and Equipment" means all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by Borrower or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, Borrower's or any of its Subsidiaries' conduct of their business.

                                  ARTICLE VII
                             AFFIRMATIVE COVENANTS

                  The Borrower covenants and agrees that on and after the Closing Date and until the Loans and the Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full and the Commitments have terminated:

                  7.1      INFORMATION COVENANTS.

                  The Borrower will furnish to each Bank:

                  (A) INTERIM FINANCIAL STATEMENTS. As soon as available and in any event within ten days after the end of the Borrower's first three fiscal quarters, copies of the balance sheets of the Borrower as of the end of such fiscal quarter in reasonable detail, prepared in accordance with generally accepted accounting principles, containing the certification of and signed on behalf of the Borrower by the chief operating officer, president, chief financial officer or other executive officer reasonably acceptable to the Agent. All such balance sheets shall set forth in comparative form figures from the preceding year end.

                  (B) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within thirty days after the end of each fiscal year of the Borrower, copies of the balance sheets of the Borrower as of the end of such fiscal year setting forth in comparative form the figures for the preceding fiscal year of the Borrower, all in reasonable detail and prepared in accordance with generally accepted accounting principles, accompanied by an unqualified opinion rendered by the Parent's regularly retained nationally recognized independent certified public accountants satisfactory to the Agent and containing the certification of and signed by on behalf of the Borrower by its chief operating officer, president, chief financial officer or other executive officer reasonably acceptable to the Agent.

                  (C) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in subsections 7.1(a) and 7.1(b), a certificate of the chief executive officer or the chief financial officer of the Borrower, to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of subsection 8.7 at the end of such fiscal quarter or year, as the case may be.

                  (D) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within three Business Days after any officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental or arbitration proceeding pending (x) against any Credit Party which could materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party or (y) with respect to any Credit Document, (iii) any material changes in the status of any litigation or other proceeding reported by the Borrower pursuant to subsection 6.6 or subsection 7.1(d)(ii), and (iv) any other event which could materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

                  (E) REPORTS OF PARENT. Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Parent to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Parent or any of its Subsidiaries with the Securities and Exchange Commission (including, without limitation, any Form 10-K or 10-Q), and (iii) all other press releases and other statements made available generally by Parent or any of its Subsidiaries to the public concerning material developments in the business of Parent or any of its Subsidiaries.

                  (F) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) as any Bank may reasonably request.

                  7.2      BOOKS, RECORDS AND INSPECTIONS.

                  The Borrower will keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will permit officers and designated representatives of the Agent or any Bank to visit and inspect, under guidance of officers of the Borrower, any of the properties of the Borrower, and to examine the books of record and account of the Borrower and discuss the affairs, finances and accounts of the Borrower with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may request.

                  7.3      FRANCHISES.

                  The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights, licenses and permits.

                  7.4      COMPLIANCE WITH STATUTES, ETC.

                  The Borrower will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower.

                  7.5      PAYMENT OF TAXES AND CLAIMS.

                  The Borrower will pay or cause to be paid all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a material Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that so long as no property or assets (other than money for such charge or claim and the interest or penalty accruing thereof) of the Borrower are in danger of being lost or forfeited as a result thereof, no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor.

                  7.6      YEAR 2000 COMPLIANCE.

                  The Borrower will ensure that its Information Systems and Equipment are at all times Year 2000 Compliant, except insofar as the failure to do so will not result in a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower, and shall notify the Agent and any Bank promptly upon detecting any failure of the Information Systems and Equipment to be Year 2000 Compliant. In addition, the Borrower shall provide the Agent and any Bank with such information about its year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as the Agent or such Bank shall reasonably request.

                  7.7      FURTHER ASSURANCES.

                  At any time and from time to time upon the request of the Agent, the Borrower shall execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order to effect fully the purposes of this Agreement and the other Credit Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Credit Documents.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

                  The Borrower covenants and agrees that on and after the Closing Date and until the Loans and the Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full and the Commitments have terminated:

                  8.1      LIENS.

                  The Borrower will not create, incur, assume or permit to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower, whether now owned or hereafter acquired; provided that the provisions of this subsection 8.1 shall not prevent the creation, incurrence, assumption or existence of:

                  (i) Liens for taxes not yet due, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

                  (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business and
(x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (iii) Easements, rights-of-way, restrictions, minor defects or irregularities of title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; and

                  (iv)     Liens in favor of the Agent and Banks.

                  8.2      CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

                  The Borrower will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person or make any capital expenditure, except that the Borrower may enter into transactions permitted under subsection 8.9.

                  8.3      INDEBTEDNESS, CONTINGENT OBLIGATIONS AND LEASES.

                  The Borrower will not contract, create, incur, assume or suffer to exist any Indebtedness, Contingent Obligation, obligation with respect to any lease or any other obligation of any nature whatsoever, except obligations of the Borrower incurred under the Credit Documents and the Collar Documents.

                  8.4      TRANSACTIONS WITH AFFILIATES.

                  The Borrower will not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower, other than on terms and conditions substantially as favorable to the Borrower as would be obtainable by the Borrower at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

                  8.5 NET WORTH. The Borrower shall not permit its Net Worth at any time to be less than $80,000,000.

                  8.6 MODIFICATIONS OF CERTIFICATE OF INCORPORATION AND COLLAR DOCUMENTS.

                  The Borrower will not (i) amend, modify or change any of its organizational documents in any manner which would adversely affect the Agent or the Banks or (ii) amend or modify the Collar Documents or the Collar Transactions or enter into or modify any "Transaction" (as defined in the Collar Documents) unless consented to by the Agent and Required Banks in their sole discretion, nor exercise any right under the Collar Documents which would adversely affect the value thereof or the Agent's Lien thereon.

                  8.7 ADVANCES, INVESTMENTS AND LOANS. The Borrower will not lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that (i) the Borrower may purchase and hold publicly traded equity securities and (ii) the Borrower may make intercompany Loans to Parent with the proceeds of Loans, to be used to purchase publicly traded equity securities of Parent and for working capital and general corporate purposes of Parent.

                  8.8 DISTRIBUTIONS. The Borrower will not authorize, declare, make or pay any distribution or payment (whether in cash or property and whether as compensation for services, management fees, return of capital, distributions from income or retained earnings or otherwise) to its shareholders.

                  8.9      BUSINESS.

                  The Borrower will not engage (directly or indirectly) in any business activity except purchasing and holding the capital stock of Parent and other publicly traded equity securities and such activities which are incidental to entering into the Credit Documents and the Collar Documents and performing its obligations thereunder.

                                   ARTICLE IX
                               EVENTS OF DEFAULT

                  Upon the occurrence of any of the following specified events (each an "Event of Default");

                  9.1      PAYMENTS.

                  The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for five Business Days, in the payment when due of interest on any Loan, any Fees or any other amounts owing hereunder or under any Note; or

                  9.2      REPRESENTATIONS, ETC.

                  Any representation, warranty or statement made by the Borrower herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  9.3      COVENANTS.

                  The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in subsection 7.1(d)(i) or Article VIII or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections 9.1 and 9.2 and clause (i) of this subsection 9.3) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Agent or after the Borrower otherwise becomes aware of such default; or

                  9.4      DEFAULT UNDER OTHER AGREEMENTS.

                  Any of the Borrower or Parent shall (i) default in any payment of any Indebtedness (other than the Notes) beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or any Indebtedness of any of the Borrower or Parent shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                  9.5      BANKRUPTCY, ETC.

                  Either the Borrower or Parent shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any of the Borrower or Parent, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case (provided that the Borrower expressly authorizes the Agent and each Bank to appear in any court conducting any such proceeding during such 60 day period to preserve, protect and defend their rights under this Agreement and the other Credit Documents); or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any of the Borrower or Parent; or any of the Borrower or Parent commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any of the Borrower or Parent; or there is commenced against any of the Borrower or Parent any such proceeding which remains undismissed for a period of 60 days; or any of the Borrower or Parent is adjudicated insolvent or bankrupt, or any order of relief or other order approving any such case or proceeding is entered; or any of the Borrower or Parent suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or of the Borrower or Parent makes a general assignment for the benefit of creditors; or any action is taken by any of the Borrower or Parent for the purpose of effecting any of the foregoing; or

                  9.6      ERISA.

                  Any Plan shall fail to maintain the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is, shall have been or is likely to be terminated or the subject of a termination proceeding under ERISA; any Plan shall have an Unfunded Current Liability, or the Borrower or any ERISA Affiliates has incurred or is likely to incur a liability to or on account of a Plan under Sections 502(c), (i) or (l), 515, 4062, 4063, 4064, 4071, 4201 or 4204 of ERISA
or Chapter 43 of the Code; and there shall result from any such event or events the imposition of a Lien upon or the granting of a security interest in the assets of the Borrower, or a liability or a material risk of incurring a liability to the PBGC or a Plan or a trustee appointed under ERISA, which will have a material adverse effect upon the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower; or

                  9.7      FAILURE OF CREDIT DOCUMENTS.

                  The Pledge and Security Agreement or any provision thereof shall cease to be in full force and effect for any reason other than the satisfaction in full of all Obligations and the termination of this Agreement, or is declared to be null and void, or shall cease to give the Agent for the benefit of the Banks the Liens, rights, powers and privileges purported to be created thereby; or any Credit Party party to the Pledge and Security Agreement shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant thereto; or any Credit Party party to the Pledge and Security Agreement denies that it has any further liability or obligations thereunder or gives notice to such effect; or there shall not exist in favor of the Agent for the benefit of the Banks a first priority Lien in any of the rights or property of the Borrower purported to be encumbered under the Pledge and Security Agreement; or

                  9.8      CHANGE OF CONTROL. .

                  The Borrower shall cease to be Wholly-Owned Subsidiary of Parent; or

                  9.9      JUDGMENTS.

                  One or more judgments, decrees or arbitration awards shall be entered against the Borrower involving in the aggregate for the Borrower a liability (not paid or fully covered by insurance) of $250,000 or more, and all such judgments, decrees or awards shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

                  9.10     SWAP DEFAULT.

                  A Collar Event of Default shall have occurred or the Borrower shall have otherwise defaulted beyond the applicable cure period, if any, under the Collar Documents:

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written request of Required Banks, shall by written notice to the Borrower (provided, that, if an Event of Default specified in subsection 9.5 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent to the Borrower as hereafter shall occur automatically without the giving of any such notice) declare the principal of and any accrued interest in respect of all Loans and the Notes and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the obligation of each Bank to make any Loan shall thereupon terminate.

                                   ARTICLE X
                                   THE AGENT

                  10.1     APPOINTMENT.

                  The Banks hereby designate BTCo as the Agent (for purposes of this Article X, the term "Agent" shall include BTCo in its capacity as the Agent pursuant to any Credit Document) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

                  10.2     NATURE OF DUTIES.

                  The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein.

                  10.3     LACK OF RELIANCE ON THE AGENT.

                  Independently and without reliance upon the Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and the other Credit Parties in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and the other Credit Parties and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or the existence or possible existence of any Default or Event of Default.

                  10.4     CERTAIN RIGHTS OF THE AGENT.

                  If the Agent shall request instructions from Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of Required Banks.

                  10.5     RELIANCE.

                  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

                  10.6     INDEMNIFICATION.

                  To the extent the Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Agent, in proportion to their respective proportionate shares of the aggregate amount of the Commitments as of the date of determination, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Credit Document, or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

                  10.7     THE AGENT IN ITS INDIVIDUAL CAPACITY.

                  With respect to its obligation to maintain and make Loans under this Agreement, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower, any Credit Party or any other Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower and the other Credit Parties for services in connection with this Agreement and the other Credit Documents and otherwise without having to account for the same to the Banks.

                  10.8     HOLDERS.

                  The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  10.9     RESIGNATION BY THE AGENT.

                  (A) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (B) Upon any such notice of resignation, the Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

                  (C) If no successor Agent has been appointed pursuant to clause (b) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Documents until such time, if any, as the Banks appoint a successor Agent as provided above.

                  10.10    CREDIT DOCUMENTS.

                  Each Bank hereby authorizes the Agent to enter into the Pledge and Security Agreement on behalf of and for the benefit of that Bank. Each Bank hereby acknowledges and consents to and agrees to be bound by the terms of the Pledge and Security Agreement and hereby authorizes and empowers the Agent to take all actions under, and to act on behalf of and for the benefit of that Bank for all purposes under, the Pledge and Security Agreement; provided, however, that the Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provisions contained in the Pledge and Security Agreement without the prior consent of the Banks. Each Bank agrees that no Bank shall have any right individually to enforce or realize on the security granted by the Pledge and Security Agreement, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Banks and the Agent upon the terms and conditions set forth in the Pledge and Security Agreement.

                                   ARTICLE XI
                                 MISCELLANEOUS

                  11.1     PAYMENT OF EXPENSES, ETC.

                  The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (x) of the Agent (including, without limitation, the reasonable fees and disbursements of O'Melveny & Myers LLP, special counsel to the Agent) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto and
(y) of the Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of O'Melveny & Myers LLP, special counsel to the Agent, and for each of the Banks) and (z) of any consultants or accountants chosen by Required Banks, to investigate, test or review such matters relating to the Borrower and its Subsidiaries as the Agent shall designate; provided that the fees of such consultants or accountants shall be subject to the prior approval of the Borrower, which approval shall not be unreasonably withheld; (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agent and each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  11.2     RIGHT OF SETOFF.

                  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply (x) any and all deposits (general or special) of the Borrower, (y) any other Indebtedness at any time held or owing by such Bank (including without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower and (z) any marketable securities owned by the Borrower and held by such Bank and, in the case of BTCo, any obligations of BTCo to the Borrower under the Collar Documents, against and on account of the Obligations and liabilities of the Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to subsection 11.6(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  11.3     NOTICES.

                  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at its address specified opposite its signature below; if to any Bank, at its office specified opposite its signature below; and if to the Agent, at its Notice Office; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Agent shall not be effective until received by the Agent.

                  11.4     BENEFIT OF AGREEMENT.

                  (A) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each Bank.

                  (B) BTCo may assign its rights and delegate its obligations under this Agreement, and each of such assignees shall be deemed to be a "Bank" and may further assign its rights and delegate its obligations under this Agreement upon the prior written consent of the Agent and the Borrower (which consents shall not be unreasonably withheld). Each Bank further may sell participations in all or any part of any Loan made by it or any other interest herein or in its Note to another bank or other entity. Thereupon (i) in the case of an assignment, upon notice thereof by such Bank to the Borrower and the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided thereby), the same rights and benefits as it would have if it were a Bank hereunder and the holder of a Note and, if the assignee has expressly assumed, for the benefit of the Borrower, the assignor Bank's obligations hereunder, such assignor Bank shall be relieved of its obligations hereunder to the extent of such assignment and assumption, and (ii) in the case of a participation, (A) the participant shall not have any rights under this Agreement or any Note or any other document delivered in connection herewith and all amounts payable by the Borrower under subsections 2.4, 2.6, 2.7(g) and 4.3 hereof shall be determined as if the Bank had not sold such participation and (B) the participant, other than an Affiliate of such Bank, shall not be entitled to require such Bank to take or omit to take any action hereunder except action directly affecting the extension of the final maturity of the principal amount of a Loan or the Commitments or a reduction of the principal amount of or the decrease in the rate of interest payable on the Loans or any fees related thereto. At the time any Bank makes an assignment of any of its rights hereunder, such assignor Bank shall pay to the Agent for its own account an administrative transfer fee of $3,500. Any Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to Affiliates of such Bank and to assignees and participants (including prospective assignees and participants); provided, however, that the furnishing of such information (and the nature, manner and extent thereof) by any Bank to its Affiliates and such assignees and participants shall be governed by the relevant agreement, assignment or participation agreement relating to such arrangement, assignment or participation, as the case may be. Notwithstanding the foregoing provisions of this subsection 11.4 to the contrary, each Bank may at any time pledge or assign any portion of its rights under this Agreement and its Note to any Federal Reserve Bank without notice to or consent of the Borrower or the Agent and without the payment of any fee to the Agent; provided that no such pledge or assignment shall otherwise release such Bank from its obligations hereunder.

                  11.5     NO WAIVER; REMEDIES CUMULATIVE.

                  No failure or delay on the part of the Agent or any Bank or the holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Borrower in any case shall entitle the

Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  11.6     PAYMENTS PRO RATA.

                  (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations of the Borrower hereunder, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total amount of such Obligation then owed and due to such Bank bears to the total amount of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Borrower to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  11.7     CALCULATIONS; COMPUTATIONS.

                  The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided herein, all computations determining compliance with Article VIII shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to subsection 6.5.

                  11.8 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; GOVERNING LAW; WAIVER OF JURY TRIAL.

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY

EXECUTING AND DELIVERING THIS AGREEMENT, THE BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 11.3; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE
(III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT THE BANKS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 11.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 11.9 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                  11.9     COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts by facsimile or otherwise, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

                  11.10    HEADINGS DESCRIPTIVE.

                  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  11.11    AMENDMENT OR WAIVER.

                  No approval, consent, amendment or waiver of this Agreement or any of the Credit Documents shall be effective unless it is in writing signed by the Agent and Required Banks; provided, however, that any such approval, consent, amendment or waiver, which (a) reduces the amount of any interest, principal or fees owing to any Bank hereunder, including, without limitation, amounts payable under subsection 3.1; (b) extends the date on which any sum is due hereunder; (c) releases any Person from all or any portion of its liabilities under any Credit Document; (d) amends any provisions of this subsection 11.11; (e) changes the definition of the term "Required Banks"; or
(f) by the terms of any provision of this Agreement requires the approval of all the Banks shall be effective only if it is in writing signed by all the Banks.

                  11.12    SURVIVAL.

                  All indemnities set forth herein including, without limitation, in subsections 2.4, 10.6 and 11.1 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

                  11.13    DOMICILE OF LOANS.

                  Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                       ST. JOE CAPITAL I, INC.


                                       By
                                          ----------------------------------
                                       Name: David F. Childers III
                                       Title: President

                                       Notice Address:

                                       St. Joe Capital I, Inc.
                                       c/o
                                       Griffin Corporate Services
                                       300 Delaware Avenue
                                       9th Floor
                                       Wilmington, Delaware  19801
                                       Attention: Kurt Krahnke
                                       Facsimile: (302) 552-3128


                                       With a copy to:

                                       DuPont Center
                                       1650 Prudential Drive, Suite 400
                                       Jacksonville, Florida 32207
                                       Attention: David F. Childers III
                                       Facsimile:  (904) 396-4042
                                       Telephone:  (904) 858-5209

                                       BANKERS TRUST COMPANY,
                                       Individually and as Agent


                                       By
                                         -----------------------------------
                                       Name:
                                       Title:

                                       Notice Address:

                                       One Bankers Trust Plaza
                                       25th Floor
                                       New York, New York 10006
                                       Attention: Howard Guja
                                       Facsimile: (212) 669-0752

                                       With a copy to:

                                       Lending Office:
                                       Bankers Trust Co.
                                       One Bankers Trust Plaza
                                       25th Floor
                                       New York, New York  10006
                                       Attention: Credit Officer
                                       Facsimile: (212) 669-0752